Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-257677) and Form S-8 (Nos. 333-222740, 333-249929 and 333-266224) of PlayAGS, Inc. of our report dated March 10, 2022 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Las Vegas, Nevada
November 8, 2022